Exhibit 99.2

CONSENT OF THE BENCHMARK COMPANY, LLC

We hereby consent to (i) the inclusion of our opinion letter dated October 23, 2020, to the Board of Directors of Lianluo Smart Limited (the “Company”) as Annex F to the proxy statement/prospectus relating to the proposed transaction between the Company and Beijing Fenjin Times Technology Development Co., Ltd., which proxy statement/prospectus forms a part of the registration statement on Form F-4 of the Company (the “Registration Statement”), and (ii) the references to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations of the SEC thereunder.

/s/ THE BENCHMARK COMPANY, LLC
THE BENCHMARK COMPANY, LLC

October 26, 2020